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                                                                    EXHIBIT 21.1

                                EFI SUBSIDIARIES*

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
NAME, ADDRESS                                        JURISDICTION OF ORGANIZATION       DOING BUSINESS AS**
MDATA, INC.                                          Arizona
451 N. Dean Avenue
Chandler, AZ 85226-2745

ELECTRONICS FOR IMAGING AUSTRALIA PTY LTD            Australia
26 Cunningham Street
North Sydney NSW 2060
Australia

PRINTCAFE PTY LIMITED
466 Victoria Road                                    Austraila
Gladesville, NSW 2111

EFI BRAZIL LTDA                                      Brazil                             Electronics for Imaging
Av. Ayrton Senna                                                                        do Brazil
3000 Bloco2-Sala
412 Edificio via Purque Offices
Barra da Tijuca
Rio da Janiero
RJ CEP 22775-001

EFI (CANADA), INC.                                   Canada
Box 25
Commerce Court West
Toronto, Ontario, Canada  M5L 1A9

ELECTRONICS FOR IMAGING, INTERNATIONAL               Cayman Islands
PW Corporate Services (Cayman) Ltd
PO  Box 258
First Home Tower
British American Centre
George Town
Grand Cayman, Cayman Islands

PRINTCAFE SOFTWARE, INC.                             Delaware
40 24th Street
Pittsburgh, PA 15222

PRINTCAFE SYSTEMS, INC.                              Delaware
15 East North Street
Dover, DE 19901-3609

PRINTCAFE IP MANAGEMENT, INC.                        Delaware
300 Delaware, Suite 1704
Wilmington, DE 19801-1612

ELECTRONICS FOR IMAGING FRANCE SARL                  France                             EPLI
Immeuble Atria
5, Place des Marseillais
94227 Charenton-le-Pont Cedex

ELECTRONICS FOR IMAGING GmbH                         Germany                            EFI Deutschland
Kaiserswerther Strasse 115
D-40880 Ratingen
Germany

BEST GmbH                                            Germany
Mevissenstr 65
47803 Krefeld
Germany
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
ELECTRONICS FOR IMAGING INDIA PRIVATE LIMITED        India
427, 16th Main, 3rd Cross, 3rd Block
Koramangala, Bangalore, Karnataka  560 038

EFI IRELAND IMAGING SOLUTIONS                        Ireland
INVESTMENT COMPANY LTD
Harcourt Centre
Harcourt Street
Dublin 2
Ireland

ELECTRONICS FOR IMAGING ITALIA SRL                   Italy
Centro Direzionale Milano Fiori
Strada 6, Palazzo E3
20090 Assago (Milano)
Italy

EFI KK                                               Japan                              Electronics for Imaging KK
Shinjuku Island Wing 13F
3-1 Nishi-Shinjuku 6-chome
Shinjuku-ku
Tokyo 160-0023
Japan

Electronics for Imaging Korea Co., Ltd.              Korea
37th Floor, ASEM Tower
159-1 Samsung-dong, Gangnam-gu
Seoul, Korea 135-798

ELECTRONICS FOR IMAGING, B.V.                        Netherlands
201-207 Boeing Avenue
1119 PD Schiphol-Rijk
The Netherlands

ELECTRONICS FOR IMAGING INVESTMENTS S.a.r.L.         Netherlands
2 Rue Hackin
L-1746 Luxembourg

T/R SYSTEMS, HOLLAND B.V.                            Netherlands
Luchthavenweg 18 B
5657 EB Eindhoven The Netherlands

ELECTRONICS FOR IMAGING SINGAPORE PTE LTD            Singapore
5 Shenton Way
#21-12 UIC Building
Singapore 068808

ELECTRONICS FOR IMAGING ESPANA S.L.                  Spain
Parque Impresarial San Fernando
Edificio Francia
28883 L Madrid
Spain

ELECTRONICS FOR IMAGING AB                           Sweden                             Electronics for Imaging Sweden
Frosundaviks Alle 15 4tr
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
169 70 Solna
Sweden

ELECTRONICS FOR IMAGING HOLDING GmbH                 Switzerland
ATAG Ernst & Young AG
Attn: Thomas Rast
Bundesstrasse 3
CH - 6304 Zug

ELECTRONICS FOR IMAGING (EUROPE) LIMITED             UK                                 Electronics for Imaging UK
Stonebridge House
Padbury Oaks
Old Bath Road
Lomgford, Middlesex UB7 0EW
United Kingdom

PRINTCAFE UK LIMITED                                 UK
Stonebridge House
Padbury Oaks,
Old Bath Road
Longford, Middlesex, England
UB7OEW

EFI FOREIGN SALES CORPORATION, INC.                  US Virgin Islands
Crown Bay Marina
Suite 521
St. Thomas, U.S.V.I. 00802
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*All of the listed subsidiaries are 100% wholly-owned subsidiaries of EFI.

**"Doing Business As" names above have been listed only where they differ from the name of the subsidiary.